THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN
REGULATION S  UNDER  THE ACT.   PRIOR TO AUGUST 14, 1996, NO
OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS
DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) XCL LTD. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES
TO,  OR  FOR  THE ACCOUNT  OR  BENEFIT OF, ANY PERSON WHO IS
NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SHARES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN (A)(ii) ABOVE.

                                   No. JFC -

                           WARRANTS TO PURCHASE
                         COMMON STOCK OF XCL LTD.

                    Initial Issuance on August 14, 1996
          Void after 5:00 p.m. New York Time, August 13, 2001

               THIS CERTIFIES THAT, for value received, JANZ FINANCIAL CORP. LTD. or registered assigns (the "Holder") is the registered holder of warrants (the "Warrants") to purchase from XCL Ltd., a Delaware corporation (the "Company"), at any time or from time to time beginning on August 14, 1996 and until 5:00 p.m., New York time, on August 13, 2001 (the "Expiration Date"), subject to the conditions set forth herein, at the initial exer cise price of $0.25 per share (the "Initial Exercise Price"), subject to adjustment as set forth herein (the "Exercise Price"), up to an aggregate of ____________________________ (___,___) (the
"Shares") fully paid and non-assessable common shares, par value $0.01 per share (the "Common Stock"), of the Company upon surrender of this certificate (the "Certificate") and payment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then being exercised (the "Purchase Price") at the principal office of the Company presently located at 110 Rue Jean Lafitte, Lafayette, LA 70508, United States.

          1.                   Exercise of Warrants.

          (a) The exercise of any Warrants represented by this Certificate is subject to the conditions set forth below in
Section 4, "Compliance with U.S. Securities Laws."

          (b) Subject to compliance with all of the conditions set forth herein, the Holder shall have the right to purchase from the Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company of the Purchase
Price; provided, that if the date of such purchase is not a day on which banking institutions in New York City are authorized or obligated to do business (a "Business Day"), then such purchase shall take place before 5:00pm New
York  time  on  the  next following Business Day.

        (c)          No Warrant may be exercised after 5:00
p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be null and void and all further rights in respect thereof under this Certificate shall thereupon cease.

        (d) Payment of the Purchase Price shall be made in United States dollars in cash, by wire transfer or by certified check or banker's draft payable to the order of the Company, or any combination of the foregoing.

        (e) The Warrants represented by this Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares). Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor representing the number of unexercised Warrants.

        (f) Subject to compliance with all of the conditions set forth herein, upon surrender of this Certificate to the Company at  its  principal office, together with the form of election to purchase  attached  hereto duly completed and  signed,  and upon payment  of  the Purchase Price, the Company shall  cause to  be delivered promptly to or upon the written order of the
Holder and in  such name or names as the Holder may designate, a certificate or certificates for the number of whole Shares purchased upon the exercise of the Warrants.  Such certificate or certificates shall be free of any restrictive legend.  The
Company shall ensure that no  "stop transfer" or similar
instruction or order with  respect to the Shares purchased upon exercise of the Warrants shall be in effect  at  Chase  Mellon
Shareholder  Services  or  Independent Registrars  Group
Limited, the Company's U.S. and  U.K.  transfer agents  and
registrars,  respectively,  for  the  Common  Stock,
respectively,  or  any  successor transfer  agents  thereto
(the "Transfer     Agents");   provided,  however,   that   the
Holder understands  and agrees that the Company and the Transfer
Agents will not register any transfer of the Warrants or the Shares of Common Stock issuable upon exercise of the Warrants or any interest therein which the Company in good faith believes violates the restrictions set forth in this Certificate.

          2.             Elimination of Fractional Interests.  The
Company shall   not   be  required  to  issue  certificates  representing
fractions of Shares and shall not be required to issue scrip in lieu of fractional interests. Instead of any fractional Shares that would otherwise be issuable to such Holder, the Company shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest of the then-current Market Price per share (as defined in Section 7(f) hereof).

          3. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder, and until payment of such taxes, if any, the Company shall not be required to issue such Shares.

               4. Compliance with U.S. Securities Laws. The Warrants and the Shares issuable upon the exercise of the Warrants have not been and will not be registered under the United States
Secur ities Act of 1933, as amended (the "Securities Act") or under any state or foreign securities or blue sky laws.  Prior to September 23,  1996,  no offer, sale, transfer, pledge or other disposition (collectively, a "Disposal") of the Warrants represented by  this Certificate may be made (a) in the United
States or  to,  or  for the  account  or  benefit of, any "U.S.
Person"  (as  defined  in Regulation  S  under  the Securities
Act) unless  (i)  registered under  the  Act and any applicable
State securities or  blue  sky laws  or  (ii) the Company
receives a written opinion  of  United States legal counsel in form and substance satisfactory to it  to the  effect  that
such Disposal is exempt from such  registration requirements or (b) outside the United States  to,  or  for  the account or benefit of, any person who is not a U.S. Person unless prior to  such Disposal (i) the beneficial owner of such  Shares and the proposed transferee submit certain certifications to the
Company  (forms  of which are available from the Company  at its principal  executive offices) and (ii) the Company
receives  the legal  opinion described in (a)(ii) above.  The
Warrants may  not be exercised within the United States or by, or on behalf of, any U.S.  Person  unless  the  Warrants  and the  Shares  have  been registered under the Securities Act and any applicable state  and foreign  securities  or  blue sky
laws  or  exemptions  from  the registration  requirements
under  the  Securities  Act  and  any applicable  state  and foreign securities or blue  sky  laws  are available.
Accordingly, (i) the Warrants may not  be  exercised within
the  United  States  and any  Shares  issuable  upon  the
exercise  thereof may not be delivered within the  United
States except  in  circumstances constituting an "offshore
transaction" (as  defined  in  Regulation  S)  and  otherwise complying  with Regulation  S,  or unless such Shares have been
registered  under the   Securities  Act  and  any  applicable
state  and foreign securities  or blue sky laws or exemptions from the registration requirements  under the Securities Act and any applicable  state and  foreign securities or blue sky laws are available, and  (ii) it  is a condition to the exercise of the
Warrants that the  exer cising   Holder  must  deliver  to  the
Company (A) a written certification that such Holder is not a U.S. Person and that the Warrants are not being exercised on behalf of, or for the account or benefit of, a U.S. Person or
(B) a written opinion of United States counsel, in form and substance satisfactory to the Company, to the effect that such Holder's Warrants and the Shares issuable upon the exercise of such Warrants have been registered under the Securities Act and any applicable state and foreign securities or blue sky laws or the exercise of such Warrants and delivery of such Shares are exempt from the registration require ments under the Securities Act and any applicable state and foreign securities or blue sky laws.

               5.             Transfer of Warrants.

                    (a)  The Warrants shall be transferable
only on the books of the Company maintained at the Company's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of
succession,  assignment  or authority  to  transfer.   The
Company may,  in  its  discretion, require,  as a condition to any transfer of Warrants, a signature guarantee  by a
commercial bank or trust company, by a broker  or dealer  which
is  a  member  of  the  National  Association          of
Securities Dealers, Inc., or by a member of a national
securities exchange, The Securities and Futures Authority Limited in the United Kingdom, or the London Stock Exchange
Limited in London, England.   Upon  any registration of transfer,
the Company shall deliver a new certificate or certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith.

          (b) Notwithstanding anything in this Certi ficate to the contrary, neither any of the Warrants nor any of the Shares issuable upon exercise of any of the Warrants shall be transferable, except upon compliance by the Holder with (i) the representations, warranties and covenants of the initial Holder of this Certificate (the "Purchaser") in the Purchase Agreement, between the Company and the Purchaser, concerning such transfer as if the Holder were the Purchaser, and (ii) any applicable provisions of the Securities Act and any applicable state and foreign securities or blue sky laws. Any transfer not made in such compliance shall be null and void, and given no effect hereunder.

            6.     Exchange and Replacement of Warrant
                   Certificates; Loss or Mutilation of
                   Warrant Certificates.

     (a) This Certificate is exchangeable without cost, upon the surrender hereof by the Holder at the principal office of the Company, for new certificates of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender.

     (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate and, in case of such loss, theft or destruction, of indemnity and security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new certificate of like tenor, in lieu thereof.

             7. Initial Exercise Price; Adjustment of Exercise Price and Number of Shares.

     (a) The Warrants initially are exercisable at the Initial Exercise Price per Share, subject to adjustment from time to time as provided herein. No adjustments will be made for cash dividends, if any, paid to shares of record prior to the date on which the Warrants are exercised.

          (b) In case the Company shall at any time after the date of this Certificate (1) declare a dividend on the shares of Common Stock payable in shares of Common Stock, or
(ii) subdivide or split up the outstanding shares of Common Stock, the amount of Shares to be delivered upon exercise of any Warrant will be appropriately increased so that the Holder will be entitled to receive the amount of Shares that such Holder would have owned immediately following such actions had such Warrant been exercised immediately prior thereto, and the Exercise Price in effect immediately prior to
the record date for such dividend or   the   effective   date
for  such   subdivision     shall   be
proportionately decreased, all effective immediately after the record date for such dividend or the effective date for
such subdivision  or  split  up.   Such  adjustments  shall  be
made successively whenever any event listed above shall occur.

        (c) In case the Company shall at any time after the date of this Certificate combine the outstanding shares of Common
Stock into a smaller number of shares the amount of Shares to be delivered upon exercise of any Warrant will be appropriately decreased so that the Holder will be entitled to receive the amount of Shares that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price in effect immediately prior to the record date for such combination shall be proportionately increased, effective immediately after the record date for such combination. Such adjustment shall be made successively whenever any such combinations shall occur.

        (d)  In the event that the Company shall at any time
 after  the date of this Certificate (i) issue or sell any shares of  Common  Stock (other than the Shares)  or securities convertible or exchangeable into Common Stock without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Market Value per share of Common Stock (as defined in Section 7(f) hereof), or (ii) issue or sell options, rights or warrants to subscribe for or purchase
Common Stock at a price per share  less than the Market Price per share of Common  Stock  (as defined  in  Section 7(f)
hereof), the Exercise Price  to  be  in effect  after  the date of such issuance shall be  determined  by multiplying  the
Exercise Price in effect on the day  immediately preceding the relevant issuance or record date, as the  case  may be,  used in determining such Market Value or Market Price, by  a
fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such issuance or record date
plus the number  of  shares  of Common Stock which the
aggregate  offering price  of  the total number of shares of
Common Stock  so  to  be issued  or  to  be offered for
subscription or purchase  (or  the aggregate  initial
conversion price of the convertible securities so  to  be
offered) would purchase at such Market Value or Market Price, as the case may be, and the denominator of which shall  be the number of shares of Common Stock outstanding on such issuance or  record  date plus the number of additional shares  of
Common Stock to be issued or to be offered for subscription or purchase (or into which the convertible securities so to be offered  are initially  convertible); such adjustment shall
become  effective immediately  after  the close of business  on such issuance or record date; provided, however, that no such adjustment shall be made for the issuance of (s) options to purchase shares of Common Stock  granted  pursuant to the
Company's employee  stock  option plans approved by
shareholders of the Company (and the shares  of Common  Stock issuable upon exercise of such options) (provided that option exercise prices shall not be less than the Market Value of the Common Stock (as defined in Section 7(f) hereof)  on the date  of  the  grant  of such options),  (t)  the  Company's warrants  to purchase shares of Common Stock (and the  shares of Common Stock issuable upon exercise of such warrants),
outstanding  on  the  date hereof, (u) the  Company's  shares of Series  A, Cumulative Convertible Preferred Stock (and the
shares of  Common  Stock  issuable  upon conversion  of  such
Preferred Stock), outstanding on the date hereof, (v) the
Company's  shares of Series B, Cumulative Preferred Stock (and the shares of Common Stock  issuable  in  lieu  of dividend
and  redemption  payments thereunder),  outstanding on the date hereof, (w)  the  Company's shares  of Series E, Cumulative
Convertible Preferred Stock  (and the  shares  of such
Preferred Stock issued in lieu  of  dividend payments
thereunder  and shares of Common  Stock  issuable  upon
conversion  of  such Preferred Stock) or (x)  the  Company's
$15 million in principal of Secured Subordinated Debt Notes
(and the shares of Common Stock issuable in lieu of interest payments
thereunder),  outstanding  on the  date  hereof.   In  case
such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined reasonably and in good faith by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any whollyowned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed
(which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if the date of such issuance had not been fixed.

        (e)   In  case  the  Company  shall make  a
distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness, securities other than Common Stock or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock), the Exercise Price to be in effect after such date of distribution shall be determined by multiplying the Exercise Price in effect on the date immediately preceding the record date for the determination of the shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price per share of Common Stock (as defined in Section 7(f) hereof) on such date, less the then-fair market value (as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the assets, securities or evidences of indebtedness so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Market Price per share of Common Stock, such adjustment to be effective immediately after the distribution resulting in such adjustment. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such distribution if a record date therefor is fixed); and, if such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date of distribution had not been fixed.

         (f) For the purposes of any computation under this Section 7, the "Market Price per share" of Common Stock on any date shall be deemed to be the average of the closing bid price for the 20 consecutive trading days ending on the record date for the determination of the shareholders entitled to receive any rights, dividends or distributions described in this Section 7, and the "Market Value per share" of Common Stock on any date shall be deemed to be the closing bid price on the date of  the issuance of the securities for which such computation is being made, as reported on the principal United States securities exchange on which the Common Stock is listed or admitted to trading or if the Common Stock is not then listed on any United States stock exchange, the average of the closing sales price on each such day during such 20 day period, in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), or, if not so reported, the average of the closing bid and asked prices on each such  day  during such 20 day period in the case  of  the
Market Price  computation, or on such date of issuance, in the case of the  Market  Value computation, as reported in the "pink sheets"
published by the National Quotation Bureau, Inc. or any
successor thereof,  or, if not so quoted, the average of the middle  market quotations for such 20 day period in the case of the Market Price computation,  or  on such date of issuance, in the  case  of  the Market Value computation, as reported on the daily official  list of  the  prices  of  stock listed on the
London  Stock  Exchange Limited  ("The  Stock Exchange Daily
Official  List").   "Trading day"  means  any day on which the
Common Stock is available for trading on the applicable securities exchange or in the applicable securities market. In the case of Market Price or Market Value computations based on The Stock
Exchange Daily Official List, the Market Price or Market Value shall be converted into United States dollars at the then spot market exchange rate of pounds sterling (UK) into United
States dollars as quoted by Chemical Bank or any successor bank thereto on the date of determination. If a quotation of such exchange rate is not so available, the exchange rate shall be the exchange rate of pounds sterling in United States dollars as quoted in The Wall Street Journal on the date of determination.

          (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.02 in such price; provided that any adjustments which by reason of this Section 7(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to $.02 (or more) upon the happening of one or more of the events specified in Sections 7(b), (c) or (i). All calculations under this Section 7 shall be made to the nearest cent.

          (h) If at any time, as a result of an adjustment made pursuant to Section 7(b) or (c) hereof, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 7, and the provisions of this Certificate with respect to the Shares shall apply on like terms to such other shares.

               (i)    In   the  case  of  (l)  any     capital
reorganization of the Company, or of (2) any reclassification of the shares of Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or (3)
any consolidation or merger of the Company, or (4) the sale, lease or other transfer of all or substantially all of the
properties  and assets of the Company as, or substantially as, an entirety to any other  person  or entity, each Warrant shall after  such  capital reorganization, reclassification of the shares of  Common  Stock, consolidation,  or  sale  be
exercisable,  upon  the  terms  and conditions  specified  in this Certificate,  for  the  number  of shares  of stock or
other securities or assets to which a  holder of  the  number of Shares purchasable (immediately prior  to  the effectiveness of such capital reorganization, reclassification of shares of
Common Stock, consolidation, or sale) upon exercise  of a
Warrant   would   have  been  entitled  upon   such     capital
reorganization,  reclassification  of  shares  of  Common
Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 7 with respect to the rights thereafter of the Holder shall be appropriately adjusted (as determined reasonably and in good faith by the Board of Directors of the Company) so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of a Warrant. The Company shall not effect any such consolidation or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation, partnership or other entity (if other than the Company) resulting from such consolidation or the corporation, partnership or other entity purchasing such assets or the appropriate entity shall assume, by written instrument, the obligation to deliver to the Holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Holder may be entitled and all other obligations of the Company under this Certificate. For purposes of this Section 7(i) a merger to which the Company is a party but in which the Common Stock outstanding immediately prior thereto is changed into securities of another corporation shall be deemed a consolidation with such other corporation being the successor and resulting corporation.

               (j) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of Shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant.

     8. Required Notices to Warrant Holders. Nothing contained in this Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants or their exercise, any of the following events shall occur:

(i)          the Company shall issue any rights to
             subscribe for shares of Common Stock or any other securities of the Company to all of the shareholders of the Company; or

(ii) a dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation, merger or statutory share exchange) or a sale of all or substantially all of its property, assets and business as an entirety shall be approved by the Company's Board of Directors; or

(iii) there shall be any re-classification or a change in the kind of the outstanding shares of Common Stock into different securities (other than a change in the number of outstanding shares or a change in par value to no par value, or from no par value to par value) or consolidation, merger or statutory share exchange of the Company with another entity;

then, in any one or more of said events, the Company shall give written notice of such event on or before the date the Company gives notice to its shareholders of such event. Such notice shall specify the applicable record date or the date of closing the transfer books, as the case may be, if any. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the event.

     9.             Redemption by the Company.  At any time after
December  21, 1997, the Company may redeem all, but not part,  of the  Warrants  upon not less than thirty-five  (35)  days
notice (given in the manner described in Section 14) to the
Holders (the "Redemption Notice"), at the redemption price of one cent ($0.01) per Warrant, if the Market Price per share of the Common Stock for the thirty consecutive trading days ending within thirty Business  Days  of the date of such Redemption Notice equals  or exceeds one dollar and twenty-five cents ($1.25).
The Redemption Notice  shall specify the date on which the
Warrants  are  to  be redeemed (the "Redemption Date").  If the
Warrants are called for redemption, they may be exercised at any time prior to 5:00  p.m. New  York time on the business day immediately preceding the date fixed  for  redemption  in  the
Redemption  Notice.   After  the Redemption  Date, no Warrant
may be exercised and all outstanding Warrant Certificates must be surrendered by the Holders thereof to the Company and the Holders shall have no further rights except to receive, upon surrender of the Certificates evidencing the redeemed
Warrants, the redemption price for such Warrants.

              10.          Reservation and Listing of Securities.

               (a) The Company covenants and agrees that at all times during the period the Warrants are exercisable, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares as shall be issuable upon the exercise of the Warrants.

               (b) The Company covenants and agrees that, upon exercise of the Warrants in accordance with their terms and payment of the Purchase Price, all Shares issued or sold upon such exercise shall not be subject to the preemptive rights of any shareholder and when issued and delivered in accordance with the terms of the Warrants shall be duly and validly issued, fully paid and nonassessable, and the Holder shall receive good and valid record title to such Shares free and clear from any adverse claim (as defined in the applicable Uniform
Commercial Code), except such as have been created by the Holder.

               (c)          As long as the Warrants shall be
outstanding, the Company shall use its reasonable efforts to cause all Shares issuable upon the exercise of the Warrants to be quoted by or listed on any national securities exchange or other securities listing service on which the shares of Common
Stock  of  the Company are then listed.

              11.          Survival.  All agreements,
covenants, representa tions and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.

              12.          Remedies.  The Company agrees that the
remedies at law  of  the  Holder, in the event of any default  or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in  addition  to  and  not  in  lieu  of  any  other remedy,  be specifically enforced by a decree of specific
performance of  any agreement  contained  herein  or  by  an
injunction  against   a violation of any of the terms hereof or
otherwise.

              13. Registered Holder. The Company may deem and treat the registered Holder hereof as the absolute owner of this Certificate and the Warrants represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                 14. Manner of Notices. All notices and other communications from the Company to the Holders of the Warrants represented by this Certificate shall be in writing and shall be deemed to have been duly given if and when personally delivered, two (2) business days after sent by overnight courier or ten (10) days after mailed by certified, registered or international recorded mail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and confirmed by sending a similar mailed writing, if to the Holder, to the last address of such Holder as it shall appear on the books of the Company maintained at the Company's principal office or to such other address as the Holder may have specified to the Company in writing.

                 15.          Headings.  The headings contained herein are
for convenience  of  reference  only  and  are  not  part   of   this
Certificate.

                 16. Governing Law. This Certificate shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accord ance with, the laws of said state, without regard to the conflict of laws provisions thereof.

                    IN  WITNESS  WHEREOF, the Company has
caused this Certificate to be duly executed by its duly authorized officers under its corporate seal.
Dated: August 14, 1996

                                              XCL LTD.


                                       By:
                                      Name:
                                      Title:


Attest:


     Assistant Secretary

                           XCL LTD.

                 FORM OF ELECTION TO PURCHASE

               (To be executed by the registered Holder if such Holder desires to exercise Warrants)

                    The undersigned registered Holder hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase, Shares hereunder, and herewith tenders in payment for such Shares cash, a wire transfer, a certified check or a banker's draft payable to the order of XCL Ltd. in the amount of ---------------, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of and delivered to:


(Please Print Name and Address)

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable hereunder be registered in the name of the undersigned Warrant Holder or his Assignee as below indicated and delivered to the address stated below.

DATED:

Name of Warrant  Holder:--------------------------------------
                                  (Please Print)

Address:------------------------------------------------------
---------------------------------------------------------------
---------------------------------------------------------------


Signature: ----------------------------------------------------

Note:               The  above  signature must correspond  in  all
respects
             with the name of the Holder as specified on the face
             of this   Warrant   Certificate,  without   alteration
             or enlargement  or  any  change  whatsoever,   unless
             the Warrants represented by this Warrant Certificate have been assigned.

IN CONNECTION WITH THIS ELECTION TO PURCHASE, THE WARRANT HOLDER MUST DELIVER TO THE COMPANY (i) A WRITTEN CERTIFICATION THAT SUCH HOLDER IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THAT THE WARRANTS ARE NOT BEING EXERCISED ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON, OR (ii) A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN
SECURITIES LAWS OR ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND ANY APPLICABLE
STATE  AND  FOREIGN SECURITIES LAWS.

                                   XCL LTD.
                              FORM OF ASSIGNMENT
     (To be executed by the registered Holder if such Holder desires to transfer the Warrant Certificate)

                         FOR  VALUE RECEIVED, the undersigned
hereby sells, assigns and transfers to:

          (Please Print Name and Address of Transferee)





Warrants to purchase up to ____________ Shares represented by this Warrant Certificate, together with all right, title and
interest therein,   and  does  hereby  irrevocably  constitute
and   appoint __________________, Attorney, to transfer such
Warrants on the books of the Company, with full power of substitution in the premises. The undersigned requests that if said number of Shares shall not be all of the Shares purchasable
under this Warrant Certificate that a  new Warrant   Certificate
for  the  balance  remaining  of  the   Shares purchasable under
this Warrant Certificate be registered in the name of the undersigned Warrant Holder and delivered to the registered address of said Warrant Holder.

DATED:_______________________

Signature of registered Holder:________________________________________

Note:     The  above  signature must correspond  in  all  respects
             with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or
             enlargement   or  any  change  whatsoever.   The
             above signature of the registered Holder must be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a
             member of  a  national securities   exchange,   The
             Securities   and   Futures Authority     Limited  in
             the United Kingdom or The London Stock  Exchange  in
             London, England.

             Notarized or witnessed signatures are not acceptable

             as guaranteed signatures.

Signature Guaranteed:_____________________________





     Authorized Officer





     Name of Institution